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                           REVOLVING CREDIT AGREEMENT

                         dated as of September 21, 1998

                                      among


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP,
                                  as Borrower,


                            UBS AG, NEW YORK BRANCH,
                                    as a Bank



                                       and



                            UBS AG, NEW YORK BRANCH,
                             as Administrative Agent



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                    Page
                                                                    ----


   ARTICLE I         DEFINITIONS; ETC..................................1
      SECTION 1.01.  Definitions.......................................1
      SECTION 1.02.  Accounting Terms.................................16
      SECTION 1.03.  Computation of Time Periods......................16
      SECTION 1.04.  Rules of Construction............................16


   ARTICLE II        THE LOANS........................................17
      SECTION 2.01.  The Loans........................................17
      SECTION 2.02.  Purpose..........................................17
      SECTION 2.03.  Advances, Generally..............................17
      SECTION 2.04.  Procedures for Advances..........................17
      SECTION 2.05.  Additional Conditions to Advances................18
      SECTION 2.06.  Interest Periods; Renewals.......................18
      SECTION 2.07.  Interest.........................................19
      SECTION 2.08.  Fees.............................................19
      SECTION 2.09.  Notes............................................19
      SECTION 2.10.  Prepayments......................................20
      SECTION 2.11.  Termination of Commitments.......................20
      SECTION 2.12.  Method of Payment................................20
      SECTION 2.13.  Elections, Conversions or Continuation of Loans..20
      SECTION 2.14.  Minimum Amounts..................................21
      SECTION 2.15.  Certain Notices Regarding Elections, Conversions
                     and Continuations of Loans.......................21
      SECTION 2.16.  Late Payment Premium.............................21
      SECTION 2.17.  Collateral for Loans.............................21
      SECTION 2.18.  Letters of Credit................................24


   ARTICLE III       YIELD PROTECTION; ILLEGALITY; ETC................25
      SECTION 3.01.  Additional Costs.................................25
      SECTION 3.02.  Limitation on Types of Loans.....................27
      SECTION 3.03.  Illegality.......................................27
      SECTION 3.04.  Treatment of Affected Loans......................27
      SECTION 3.05.  Certain Compensation.............................28
      SECTION 3.06.  Capital Adequacy.................................29
      SECTION 3.07.  Substitution of Banks............................29


   ARTICLE IV        CONDITIONS PRECEDENT.............................30
      SECTION 4.01.  Conditions Precedent to the Initial Advance......30
      SECTION 4.02.  Conditions Precedent to Advances After the Initial
                     Advance..........................................32
      SECTION 4.03.  Deemed Representations...........................32

                                                                    Page
                                                                    ----



   ARTICLE V         REPRESENTATIONS AND WARRANTIES...................33
      SECTION 5.01.  Due Organization.................................33
      SECTION 5.02.  Power and Authority; No Conflicts; Compliance With
                     Laws.............................................33
      SECTION 5.03.  Legally Enforceable Agreements...................33
      SECTION 5.04.  Litigation.......................................33
      SECTION 5.05.  Good Title to Properties.........................34
      SECTION 5.06.  Taxes............................................34
      SECTION 5.07.  ERISA............................................34
      SECTION 5.08.  No Default on Outstanding Judgments or Orders....34
      SECTION 5.09.  No Defaults on Other Agreements..................34
      SECTION 5.10.  Government Regulation............................35
      SECTION 5.11.  Environmental Protection.........................35
      SECTION 5.12.  Solvency.........................................35
      SECTION 5.13.  Financial Statements.............................35
      SECTION 5.14.  Valid Existence of Affiliates....................35
      SECTION 5.15.  Insurance........................................35
      SECTION 5.16.  Schedule A and B Assets..........................35
      SECTION 5.17.  Accuracy of Information; Full Disclosure.........36


   ARTICLE VI        AFFIRMATIVE COVENANTS............................36
      SECTION 6.01.  Maintenance of Existence.........................36
      SECTION 6.02.  Maintenance of Records...........................36
      SECTION 6.03.  Maintenance of Insurance.........................36
      SECTION 6.04.  Compliance with Laws; Payment of Taxes...........36
      SECTION 6.05.  Right of Inspection..............................37
      SECTION 6.06.  Compliance With Environmental Laws...............37
      SECTION 6.07.  Payment of Costs.................................37
      SECTION 6.08.  Maintenance of Properties........................37
      SECTION 6.09.  Reporting and Miscellaneous Document
                     Requirements.....................................37


   ARTICLE VII       NEGATIVE COVENANTS...............................39
      SECTION 7.01.  Mergers Etc......................................39
      SECTION 7.02.  Investments......................................39
      SECTION 7.03.  Sale of Assets...................................40
      SECTION 7.04.  Interest Rate Hedging............................40
      SECTION 7.05.  Partnership Committee of Borrower................40
      SECTION 7.06.  Disposition or Encumbrance of Certain Assets.....40
      SECTION 7.07.  Amendments to Separation Agreement...............41
      SECTION 7.08.  Certain Restrictions on Activities of TCI........41


   ARTICLE VIII      FINANCIAL COVENANTS AND ADJUSTMENTS..............41
      SECTION 8.01.  Covenants Prior to Certain Events................41
      SECTION 8.02.  Covenants Subsequent to Certain Events...........42
      SECTION 8.03.  Certain Pro-Forma Adjustments....................43

                                                                    Page
                                                                    ----



   ARTICLE IX        EVENTS OF DEFAULT................................44
      SECTION 9.01.  Events of Default................................44
      SECTION 9.02.  Remedies.........................................46


   ARTICLE X         ADMINISTRATIVE AGENT; RELATIONS AMONG
                     BANKS............................................46
      SECTION 10.01. Appointment, Powers and Immunities of
                     Administrative Agent.............................46
      SECTION 10.02. Reliance by Administrative Agent.................47
      SECTION 10.03. Defaults.........................................47
      SECTION 10.04. Rights of Administrative Agent as a Bank.........48
      SECTION 10.05. Indemnification of Administrative Agent..........48
      SECTION 10.06. Non-Reliance on Administrative Agent and Other
                     Banks............................................48
      SECTION 10.07. Failure of Administrative Agent to Act...........49
      SECTION 10.08. Resignation or Removal of Administrative Agent...49
      SECTION 10.09. Amendments Concerning Agency Function............49
      SECTION 10.10. Liability of Administrative Agent................49
      SECTION 10.11. Transfer of Agency Function......................50
      SECTION 10.12. Non-Receipt of Funds by Administrative Agent.....50
      SECTION 10.13. Withholding Taxes................................50
      SECTION 10.14. Minimum Commitment by UBS........................50
      SECTION 10.15. Pro Rata Treatment...............................51
      SECTION 10.16. Sharing of Payments Among Banks..................51
      SECTION 10.17. Possession of Documents..........................51


   ARTICLE XI        NATURE OF OBLIGATIONS............................51
      SECTION 11.01. Absolute and Unconditional Obligations...........51
      SECTION 11.02. Non-Recourse to TRG Partners.....................52


   ARTICLE XII       MISCELLANEOUS....................................52
      SECTION 12.01. Binding Effect of Request for Advance............52
      SECTION 12.02. Amendments and Waivers...........................53
      SECTION 12.03. Usury............................................53
      SECTION 12.04. Expenses; Indemnification........................53
      SECTION 12.05. Assignment; Participation........................55
      SECTION 12.06. Documentation Satisfactory.......................57
      SECTION 12.07. Notices..........................................57
      SECTION 12.08. Setoff...........................................57
      SECTION 12.09. Year 2000........................................57
      SECTION 12.10. Table of Contents; Headings......................58
      SECTION 12.11. Severability.....................................58
      SECTION 12.12. Counterparts.....................................58
      SECTION 12.13. Integration......................................58
      SECTION 12.14. GOVERNING LAW....................................58
      SECTION 12.15. Waivers..........................................58
      SECTION 12.16. JURISDICTION; IMMUNITIES.........................58

EXHIBIT A         -     Assignment and Assumption Agreement

EXHIBIT B         -     Authorization Letter

EXHIBIT C         -     Note

EXHIBIT D         -     List of Affiliates

EXHIBIT E         -     Solvency Certificate

SCHEDULE A        -     Schedule A Assets

SCHEDULE B        -     Schedule B Assets

         REVOLVING CREDIT AGREEMENT ("this Agreement") dated as of September 21, 1998 among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), UBS AG, NEW YORK BRANCH, as agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), and UBS AG, NEW YORK BRANCH (in its individual capacity and not as Administrative Agent, "UBS") (UBS and the lenders who from time to time become Banks pursuant to Section 3.07 or 12.05, each a "Bank" and collectively, the "Banks").

          Borrower desires that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit. Accordingly, Borrower, each Bank and Administrative Agent agree as follows:


                                    ARTICLE I

                                DEFINITIONS; ETC.

          SECTION 1.01. Definitions. As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

            "Administrative Agent" has the meaning specified in the preamble.

            "Administrative Agent's Office" means Administrative Agent's address located at 299 Park Avenue, New York, NY 10171, or such other address in the United States as Administrative Agent may designate by written notice to Borrower and the Banks.

            "Affiliate" means, with respect to any Person (the "first Person"), any other Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person or (2) 10% or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement" means this Revolving Credit Agreement, as amended, supplemented or modified from time to time.

         "Applicable Commitment Fee Rate" means (1) prior to such time as the Loans become secured in accordance with Section 2.17, the respective rates per annum determined, at any time, based on the Leverage Ratio at the time, in accordance with Table I below (any change in the Leverage Ratio, including any change pursuant to Section 2.05, causing it to move to a different range on said Table I shall effect an immediate change in the Applicable Commitment Fee Rate) and (2) subsequent to such time as the Loans become secured in accordance with
Section 2.17, the respective rates per annum determined, at any time, based on the Collateral Property Debt Yield at the time, in accordance with Table II below (any change in the Collateral Property Debt Yield, including any change pursuant to Section 2.05, causing it to move to a different range on said Table II shall effect an immediate change in the Applicable Commitment Fee Rate).


                                     TABLE I
                                     -------

                                                Applicable Commitment
        Leverage Ratio                   Fee Rate - unsecured (% per annum)
        --------------                   ----------------------------------

Less than or equal to 50%                               0.20%

Greater than 50%                                        0.25%



                                    TABLE II
                                    --------

                                                Applicable Commitment
  Collateral Property Debt Yield           Fee Rate - secured (% per annum)
  ------------------------------           --------------------------------

Greater than 15%                                        0.20%

Less than or equal to 15%                               0.25%



         "Applicable Lending Office" means, for each Bank and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

         "Applicable Margin" means (1) with respect to Base Rate Loans and LIBOR Loans prior to such time as the Loans become secured in accordance with Section 2.17, the respective rates per annum determined, at any time, based on the Leverage Ratio at the time, in accordance with Table I below (any change in the Leverage Ratio, including any change pursuant to Section 2.05, causing it to move to a different range on said Table I shall effect an immediate change in the Applicable Margin) and (2) with respect to Base Rate Loans and LIBOR Loans subsequent to such time as the Loans become secured in accordance with Section 2.17, the respective rates per annum determined, at any time, based on the Collateral Property Debt Yield at the time, in accordance with Table II below (any change in the Collateral Property Debt Yield, including any change pursuant to Section 2.05, causing it to move to a different range on said Table II shall effect an immediate change in the Applicable Margin ).


                                    TABLE I
                                    -------

                               Applicable Margin           Applicable Margin
                              for Base Rate Loans -          for LIBOR Loans
    Leverage Ratio           unsecured (% per annum)     unsecured (% per annum)
    --------------           -----------------------     -----------------------

Less than or equal to 50%              -0-                        1.15

Greater than 50%                       -0-                        1.30



                                    TABLE II
                                    --------

                                  Applicable Margin for      Applicable Margin
                                    Base Rate Loans -        for LIBOR Loans -
Collateral Property Debt Yield    secured (% per annum)    secured (% per annum)
------------------------------    ---------------------    ---------------------

Greater than 15%                          -0-                      0.90

Less than or equal to 15%                 -0-                      1.05



         "Assignee" has the meaning specified in Section 12.05.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT A, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 12.05.

         "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT B.

         "Bank" and "Banks" have the respective meanings specified in the preamble.

         "Bank Parties" means Administrative Agent and the Banks.

         "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

         "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus 0.50% or (2) the Prime Rate for such day.

         "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Loan which shall accrue interest at a rate determined in relation to the Base Rate.

         "Bonds" means the senior unsecured notes of Borrower in the principal amount of $708,000,000 issued pursuant to the Amended and Restated Indenture dated March 4, 1994 between Borrower and The Chase Manhattan Bank, as successor to Chemical Bank, as trustee.

         "Borrower's Accountants" means Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

         "Borrower" has the meaning specified in the preamble.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Capitalization Value" means, at any time, the sum of (1) Combined EBITDA for the twelve (12)-month period ending with the most recently ended calendar quarter, capitalized at an annual rate equal to 8.00%, (2) Borrower's beneficial share of unrestricted Cash and Cash Equivalents (i. e., Cash and Cash Equivalents that are not pledged or the use of which is not restricted by the terms of any document or agreement) of Borrower and its Consolidated Businesses and UJVs and (3) without duplication, the cost basis of properties of Borrower under development. For the purposes of this definition, in no event shall (x) properties under development constitute in excess of 15% of Capitalization Value or (y) leasing commissions payable by third parties and/or management and development fees contribute to greater than 5% of Capitalization Value.

         "Cash and Cash Equivalents" means (1) cash, (2) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government, (3) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the Laws of the United States, any state thereof or the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 or better by S&P or P-1 or better by Moody's, provided that the maturities thereof shall not exceed one (1) year from the date of acquisition and (4) shares of Fidelity Institutional Money Market Fund or comparable money market funds.

         "Closing Date" means the date this Agreement has been executed by all parties.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Properties" means those Schedule A Assets which are given as security for the Loans pursuant to Section 2.17.

         "Collateral Property Debt Yield" means, for any calendar quarter, the ratio (expressed as a percentage) of (1) Collateral Property EBITDA for the twelve (12)-month period ending with such calendar quarter to (2) the outstanding principal balance under the Notes, plus the total outstanding amount of Letters of Credit as of the end of such calendar quarter.

         "Collateral Property EBITDA" means that portion of the Combined EBITDA attributable to the Collateral Properties.

         "Collateral Property Owners" means the Affiliates of Borrower that own the respective Collateral Properties.

         "Columbus UDAG Loan" means the UDAG mortgage loan in the current principal amount of $7,858,786 to TL - Columbus Associates regarding Columbus City Center.

         "Combined EBITDA" means, for any period of time, (1) revenues less operating costs (including general and administrative expenses) before interest, depreciation and amortization and unusual items for Borrower and its Consolidated Businesses (including, without limitation, non-recurring items such as gains or losses from asset sales) and adjusted to eliminate the effects of straight lining of rents plus (2) Borrower's beneficial interest in revenues less operating costs (including general and administrative expenses) before interest, depreciation and amortization and unusual items (after eliminating appropriate intercompany amounts) (including, without limitation, non-recurring items such as gains or losses from asset sales) and adjusted to eliminate the effects of straight lining of rents applicable to each of the UJVs. For purposes of this definition, gains or losses from peripheral land sales, to the extent such gains or losses total less than $5,000,000 in any twelve (12)-month period, shall be treated in accordance with the accounting principles reflected in Borrower's form 10-K for 1997.

         "Consolidated Businesses" means, collectively (1) each Affiliate of Borrower, all of the equity interests of which are, or, under GAAP, are deemed to be, owned by Borrower and (2) Taub-Co Management Inc., The Taubman Company Limited Partnership and their respective Affiliates so long as more than 90% of the equity interests in the entities referred to in this clause (2) are owned directly or indirectly by Borrower.

         "Consolidated Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, of Borrower and all indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, attributable to Borrower's beneficial interest in its Consolidated Businesses, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, as reflected in the TRG Consolidated Financial Statements.

         "Contingent Liabilities" means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the TRG Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the "Other Party's Share" of "Duplicated Obligations" (as such quoted terms are hereinafter defined). "Duplicated Obligations" means, collectively, all those payment guaranties in respect of Debt of UJVs for which Borrower and another party are jointly and severally liable, where the other party is, in the sole judgment of the Required Banks, capable of satisfying the Other Party's Share of such obligation; and "Other Party's Share" means such other party's fractional beneficial interest in the UJV in question.

         "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.13 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.13 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

         "Debt" means (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations), (2) obligations as lessee under Capital Leases, (3) current liabilities in respect of unfunded vested benefits under any Plan, (4)
obligations under letters of credit issued for the account of any Person, (5) all obligations arising under bankers' or trade acceptance facilities, (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum equal to (1) with respect to Base Rate Loans, a variable rate 3% above the rate of interest then in effect thereon (including the Applicable Margin) and (2) with respect to LIBOR Loans, a fixed rate 3% above the rate(s) of interest in effect thereon (including the Applicable Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate 3% above the rate of interest for a Base Rate Loan (including the Applicable Margin).

         "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

         "Distributable Cash Flow" means Funds From Operations.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Elect", "Election" and "Elected" refer to election, if any, by Borrower pursuant to Section 2.13 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

         "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

         "Environmental  Law"  means  any  Law  relating  to  pollution  or  the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's locations or facilities, including, without limitation, (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulation promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

         "Event of Default" has the meaning specified in Section 9.01.

         "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360- day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

         "Fiscal Year" means each period from January 1 to December 31.

         "Fixed Charges" means, for any period of time, the sum of (1) Interest Expense, (2) dividends payable on preferred equity interests and (3) all scheduled principal payments made or required to be made during such period on Debt of Borrower and that attributable to Borrower's beneficial interest in its Consolidated Business and UJVs, excluding, however, balloon payments of principal due upon the stated maturity of any such Debt.

         "Funds From Operations" means, for any period of time, net income of Borrower and its Consolidated Businesses, as determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property and without taking into account straight- lining of rents, plus depreciation related to real estate and amortization, less amounts distributed by Borrower as preferred distributions, and after adjustments to reflect Borrower's pro rata share of UJVs (which will be calculated to reflect Funds From Operations on the same basis). For purposes of this definition, gains or losses from peripheral land sales, to the extent such gains or losses total less than $5,000,000 in any twelve (12)-month period, shall be treated in accordance with the accounting principles reflected in Borrower's form 10-K for 1997.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.13 (except for changes concurred in by Borrower's Accountants).

         "GMPT Borrower" means a single purpose entity or entities, at least 99.9% owned and controlled (directly or indirectly) by GMPTS and otherwise satisfactory to Administrative Agent, which will be the indirect owner of a 100% interest in the Schedule B Assets following the consummation of the Unit Redemption Transaction.

         "GMPTS"   means  GMPTS   Limited   Partnership,   a  Delaware   limited
partnership,   presently  a  general  partner  of  Borrower  owning   50,025,713
partnership units representing an approximately 37.3% interest therein.

         "Good Faith Contest" means the contest of an item if (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (2) adequate reserves are established with respect to the contested item, (3) during the period of such contest, the enforcement of any contested item is effectively stayed and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

         "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

         "Indemnity" and "Indemnities" have the respective meanings specified in
Section 2.17.

         "Initial Advance" means the first advance of proceeds of the Loans.

         "Interest Expense" means, for any period of time, the consolidated interest expense (without deduction of consolidated interest income) of Borrower and its Consolidated Businesses, including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP, (2) the amortization of Debt discounts, (3) any payments or receipts (other than up-front fees) with respect to interest rate swap or similar agreements, (4) any dividends attributable to any equity security which may be converted into a debt security of Borrower at any time or is mandatorily redeemable for cash within twenty (20) years from its initial issuance and (5) the interest expense and items listed in clauses (1) through (4) above applicable to each of the UJVs multiplied by Borrower's respective beneficial interests in the UJVs (it being understood that the items listed in clauses (1), (2) and (3) above shall be considered part of Interest Expense even if, due to a change in GAAP, such items would no longer be considered interest expense under GAAP).

         "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.06, on the numerically corresponding day in the first, second or third calendar month thereafter, provided that, in any case, each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

         "Leverage Ratio" means the ratio, expressed as a percentage, of Total Outstanding Indebtedness to Capitalization Value.

         "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m., New York time, by UBS two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan in question outstanding during such Interest Period.

         "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

         "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

         "LIBOR Reserve Requirement" means, for any LIBOR Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR
Loan under Regulation D by the applicable Bank against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

         "Loan" and "Loans" have the respective meanings specified in Section 2.01.

         "Loan Commitment" means, with respect to each Bank, the obligation to make a Loan in the principal amount set forth below or in the applicable Assignment and Assumption Agreement, as such amount may be modified from time to time in accordance with the provisions of Section 2.11, 3.07 or 12.05:

          Bank             Loan Commitment
          ----             ---------------

           UBS                $200,000,000

          Total               $200,000,000
                              ============


         "Loan Documents" means this Agreement, the Notes and the Solvency Certificate and, following such time as the Loans become secured pursuant to
Section 2.17, the Mortgages and the Indemnities.

         "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or (2) any event or occurrence of whatever nature which is likely to have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents.

         "Maturity Date" means September 21, 2001.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" and "Mortgages" have the respective meanings specified in
Section 2.17.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Worth" means the excess of Capitalization Value over Total Outstanding Indebtedness.

         "Note" and "Notes" have the respective meanings specified in Section 2.09.

         "Obligations" means each and every obligation, covenant and agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
Governmental Authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any ERISA Affiliate of Borrower and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies.

         "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

         "Prime Rate" means that rate of interest from time to time announced by UBS at its Principal Office as its prime commercial lending rate.

         "Principal Office" means the principal office of UBS, presently located at 299 Park Avenue, New York, New York 10171.

         "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Related Bridge Loan" means the loan in the amount of up to $430,000,000 to Borrower pursuant to a Credit Agreement, dated as of the date hereof, among Borrower, UBS and the other lenders, if any, identified therein, and UBS, as administrative agent for said lenders.

         "Related Bridge Term Loan" means the loan in the amount of $902,000,000 to Borrower pursuant to a Term Loan Agreement, dated as of the date hereof, among Borrower, UBS and the other lenders, if any, identified therein, and UBS, as administrative agent for said lenders.

         "Related Loan Banks" means the "Banks" under the credit agreement(s) governing the Related Loans.

         "Related Loan Commitments" means the commitments of the Related Loan Banks to make the Related Loans.

         "Related   Loans"  means  the  Related   Bridge  Loan  and,  until  the
consummation of the Unit Redemption Transaction, the Related Bridge Term Loan.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

         "Required Banks" means at any time the Banks and Related Loan Banks having Loan Commitments and/or Related Loan Commitments the aggregate outstanding plus unfunded amounts of which are equal to at least 66-2/3% of the aggregate outstanding plus unfunded amounts of all the Loan Commitments and Related Loan Commitments; provided, however, that during the existence of an Event of Default, the "Required Banks" shall be the Banks and/or Related Loan Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans and the Related Loans.

         "Restricted Payment" has the meaning specified in Section 8.01(6).

         "Schedule A Assets" means those assets of Borrower identified in SCHEDULE A.

         "Schedule B Assets" means those assets of Borrower identified in SCHEDULE B. Following the consummation of the Unit Redemption Transaction, references in this Agreement to the "Schedule B Assets" shall be disregarded.

         "Secured   Indebtedness"   means  that  portion  of  Total  Outstanding
Indebtedness that is secured.

         "Separation Agreement" means, collectively, the Separation and Relative Value Adjustment Agreement dated August 17, 1998 between Borrower and GMPTS, together with the two (2) related side letters of even date therewith from Borrower and agreed to and accepted by GMPTS, as the same may be modified to the extent permitted by Section 7.07.

         "Solvency Certificate" means a certificate in substantially the form of EXHIBIT E, to be delivered by Borrower pursuant to the terms of this Agreement.

         "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "Specified Credit Facilities" means, collectively, (1) the unsecured revolving credit facility of up to $300,000,000 from UBS and other lenders to Borrower made pursuant to an Amended and Restated Revolving Loan Agreement dated as of March 5, 1997, as amended, (2) the unsecured credit facility of up to $100,000,000 from UBS to Borrower made pursuant to an Unsecured Loan Agreement dated as of July 27, 1998, (3) the Stoneridge Mortgage Loan and the Columbus UDAG Loan.

         "Stoneridge Mortgage Loan" means the mortgage loan in the original principal amount of $75,000,000 from The First National Bank of Chicago and J.G. Finley, as Trustee, to Stoneridge Properties.

         "Supplemental Fee Letter" means that certain letter agreement, dated the date hereof, between UBS and Borrower.

         "TCI" means Taubman Centers, Inc., a Michigan corporation, Borrower's managing general partner.

         "TCI Financial Statements" means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of TCI, prepared in accordance with GAAP.

         "Total Loan Commitment" means the sum of the Loan Commitments of all the Banks.

         "Total Outstanding Indebtedness" means the sum, without duplication, of
(1) Consolidated Outstanding Indebtedness, (2) TRG's Share of UJV Combined Outstanding
Indebtedness and (3) Contingent Liabilities.

         "TRG Consolidated Financial Statements" means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of Borrower, prepared in accordance with GAAP.

         "TRG's Share of UJV Combined Outstanding Indebtedness" means the sum of the indebtedness of each of the UJVs contributing to UJV Combined Outstanding Indebtedness multiplied by Borrower's respective beneficial interests in each such UJV.

         "UBS" has the meaning specified in the preamble.

         "UJV Combined Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, of the UJVs, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

         "UJVs" means the unconsolidated joint ventures in which Borrower owns a beneficial interest and which are accounted for under the equity method in the TRG Consolidated Financial Statements.

         "Unencumbered Combined EBITDA" means that portion of Combined EBITDA attributable to Unencumbered Wholly-Owned Assets.

         "Unencumbered Wholly-Owned Assets" means assets, reflected on the TRG Consolidated Financial Statements, wholly owned, directly or indirectly, by Borrower and not subject to any Lien to secure all or any portion of Secured Indebtedness; provided, however, that, for purposes of this definition only, the loans described in the following table, so long as the documents in respect of the same permit secondary financing, shall not be considered part of Secured
Indebtedness:

Description of
Debt Obligation        Obligor                  Affected Asset        Amount ($)
---- ----------        -------                  --------------        ----------

Assessment Bonds -     Richmond Associates      Hilltop land             413,727
City of Richmond
Assessment Bonds -     Stoneridge Properties    Stoneridge land        1,200,400
CIty of Pleasanton
Assessment Bonds -     Biltmore Shopping        Biltmore land          2,978,584
City of Phoenix        Center Partners

         "Unit Redemption Transaction" means the transaction whereby all of GMPTS's partnership units in Borrower will be redeemed in exchange for the Schedule B Assets, (2) GMPT Borrower shall assume certain indebtedness relating to the Schedule B Assets and (3) Borrower shall assign to GMPT Borrower, and GMPT Borrower shall assume, all of Borrower's rights and obligations under the Related Bridge Term Loan, all in accordance with the Separation Agreement, which Unit Redemption Transaction is anticipated by Borrower and GMPTS to be consummated on or after September 30, 1998 and in connection with which Unit Redemption Transaction Borrower's agreement of limited partnership shall be amended and restated.

         "Unsecured Debt Yield" means, for any calendar quarter, the ratio (expressed as a percentage) of (1) Unencumbered Combined EBITDA for the twelve
(12)-month period ending with such calendar quarter to (2) Unsecured Indebtedness as of the end of such calendar quarter.

         "Unsecured Indebtedness" means that portion of Total Outstanding Indebtedness that is unsecured.

         "Woodfield Mortgage Loan" means the mortgage loan, in the original principal amount of $172,000,000 from Morgan Guaranty Trust Company of New York, as Trustee, with respect to the Woodfield shopping center, and the related interest rate hedging agreement.

         SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

         SECTION 1.03. Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

         SECTION 1.04. Rules of Construction. Except as otherwise provided or indicated, when used in this Agreement (1) "or" is not exclusive, (2) a reference to a Law includes any amendment or modification to such Law, (3) a reference to a Person includes its permitted successors and permitted assigns,
(4) all references to the singular shall include the plural and vice versa, (5) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents, (6) all references to Articles, Sections, Exhibits or Schedules shall be to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (7) "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole and (8) all Exhibits and Schedules to this Agreement shall be incorporated into this Agreement.

                                   ARTICLE II

                                    THE LOANS


         SECTION 2.01. The Loans. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Loan"; such loans, collectively, the "Loans") pursuant to which each Bank shall from time to time advance and re-advance to Borrower an amount equal to the excess of the amount of such Bank's Loan Commitment over the amount of all previous advances made by such Bank under its Loan Commitment which remain unpaid. For purposes of the immediately preceding sentence, a Bank's Pro Rata Share of the amount of outstanding Letters of Credit shall be deemed to be advanced. Within the limits set forth herein, Borrower may borrow from time to time under this Section 2.01 and prepay from time to time pursuant to Section 2.10 (subject, however, to the restrictions on prepayment set forth in such Section) and thereafter re-borrow pursuant to this Section 2.01.

         The Loans may be outstanding as (1) Base Rate Loans, (2) LIBOR Loans or
(3) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section 2.15. The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

         The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

         SECTION 2.02. Purpose. Borrower shall use the proceeds of the Loans for general partnership purposes of Borrower and its Consolidated Businesses and UJVs, including costs incurred in connection with acquisitions. In no event shall proceeds of the Loans be used for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

         SECTION 2.03. Advances, Generally. The Initial Advance shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than weekly upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of $2,000,000 (unless less than $2,000,000 is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of $100,000 above such amount.

         SECTION 2.04. Procedures for Advances. Borrower shall submit to Administrative Agent a request for each advance hereunder, stating the amount requested and certifying the purpose for which such advance is to be used, no later than 10:00 a.m. (New York time) on the date three (3) Banking Days prior to the date the advance is to be made.

Administrative Agent, upon its receipt and approval of the requisite documents for the advance, will so notify the Banks either by telephone or by facsimile. Not later than 10:00 a.m. (New York time) on the date of each advance, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's crediting an account of Borrower designated by Borrower and maintained with Administrative Agent at Administrative Agent's Office.

         SECTION 2.05. Additional Conditions to Advances. Each advance of the Loans shall be subject, in addition to the other limitations and conditions set forth herein, to, at Administrative Agent's request, Administrative Agent's receipt of a certificate, of the sort required by paragraph (3)(b) of Section 6.09, which shall demonstrate Borrower's compliance, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower (and taking into account pro-forma adjustments for all acquisitions and Dispositions subsequent to the end of such quarter required to be reported pursuant to paragraph (7) of Section 6.09), with all covenants enumerated in said paragraph (3)(b), assuming that the amount that will be outstanding under the Loans following the making of the advance that is being requested was outstanding as of the end of such most recently ended calendar quarter.

         For purposes of the definitions of the "Applicable Commitment Fee Rate" and "Applicable Margin" in Section 1.01, the Leverage Ratio and Collateral Property Debt Yield shall be adjusted in accordance with the foregoing covenant compliance calculations as of the date of each advance of the Loans and upon each acquisition and Disposition required to be reported pursuant to paragraph
(7) of Section 6.09.

         SECTION 2.06. Interest Periods; Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date, (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day and (3) only five (5) discrete segments of a Bank's Loan bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Loan corresponding to a proportionate segment of each of the other Banks' Loans).

         Upon notice to Administrative Agent as provided in Section 2.15, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to Administrative Agent of such a Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

         SECTION 2.07. Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin and (2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

         The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans and LIBOR Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

         Accrued interest shall be due and payable in arrears upon and with respect to any prepayment of principal and on the first Banking Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

          SECTION 2.08. Fees. (a) Borrower shall during the term of the Loans, pay to Administrative Agent for the account of each Bank a commitment fee computed on the daily unused Loan Commitment of such Bank (it being understood that the amount of outstanding Letters of Credit shall be considered "used" for this purpose), at a rate per annum equal to the daily Applicable Commitment Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued commitment fees shall be due and payable in arrears on the first Banking Day of each month after the Closing Date, and upon the Maturity Date or earlier termination of the Loan Commitments.

         (b) Borrower shall pay to Administrative Agent, for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the Supplemental Fee Letter.

         SECTION 2.09. Notes. The Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT C duly completed and executed by Borrower, in a principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 12.05, a "Note"; all such notes, collectively, the "Notes"). The Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated.

         Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Notes held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank. The failure by any Bank to make such notations with respect to its Loan or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes.

         SECTION 2.10. Prepayments. Borrower may, upon at least one (1) Banking Day's notice to Administrative Agent in the case of the Base Rate Loans, and at least two (2) Banking Days' notice to Administrative Agent in the case of LIBOR Loans, prepay the Loans, provided that (1) any partial prepayment under this Section shall be in integral multiples of $1,000,000, (2) a LIBOR Loan may be prepaid only on the last day of the Applicable Interest Period for such LIBOR Loan and (3) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment.

         SECTION 2.11. Termination of Commitments. (a) At any time, Borrower shall have the right, without premium or penalty, to terminate the unused Loan Commitments, in whole or in part, from time to time, provided that (1) Borrower shall give notice of each such termination to Administrative Agent, specifying the amount of the termination, no later then 10:00 a.m. (New York time) on the date which is fifteen (15) days prior to the effectiveness of such termination,
(2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of $1,000,000.

         (b) The Loan Commitments, to the extent terminated, may not be reinstated.

         SECTION 2.12. Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank's appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office and (2) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks.

         Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

         SECTION 2.13. Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.06 and 2.14, Borrower shall have the right to Elect to have all or a portion of any advance of the Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that (1) Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in

Section 2.15 and (2) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Loan in accordance with its Pro Rata Share.

         SECTION 2.14. Minimum Amounts. With respect to the Loans as a whole, each Election and each Conversion shall be in an amount at least equal to $2,000,000 and in integral multiples of $100,000.

         SECTION 2.15. Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (New York time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:

                                                                       Number of
Notice                                                        Banking Days Prior
------                                                        ------------------

Conversions into Base Rate Loans                                         two (2)

Election of, Conversions into or Continuations as, LIBOR Loans         three (3)



Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06). In the event that Borrower fails to Elect to have any portion of an advance be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

         SECTION 2.16. Late Payment Premium. Borrower shall, at Administrative Agent's option, pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of interest under the Loans made more than fifteen (15) days after the due date thereof, which shall be due with any such late payment.

         SECTION 2.17. Collateral for Loans. Borrower covenants and agrees that, within thirty (30) days following the earliest to occur of (x) the maturity date of the Related Bridge Loan and the Related Bridge Term Loan, as the same may be accelerated, (y) the repayment in full of the Related Bridge Loan and the Related Bridge Term Loan and the cancellation of the loan commitments of the lenders thereof and (z) the repayment in full of the Related Bridge Loan and the cancellation of the loan commitments of the lenders of the Related Bridge Term Loan and the assumption of the Related Bridge Term Loan by GMPT Borrower as contemplated by the Term Credit Agreement governing the same, it will deliver to Administrative Agent, for the benefit of the Banks, (A) an amendment and restatement of this Agreement, duly executed by Borrower, which will, inter alia, add customary mortgage and property-related representations, covenants, conditions and defaults, (B) certified copies of all documents evidencing partnership action taken by Borrower and the Collateral Property Owners authorizing the execution, delivery and performance of the Mortgages, the Indemnities and each other document to be delivered by or on behalf of Borrower pursuant to this Section, (C) a certificate of Borrower's managing general partner, or a similar certificate with respect to each of the Collateral Property Owners, certifying the names and true signatures of each individual authorized to sign the Mortgages, the Indemnities and all related documents on behalf of Borrowers or the respective Collateral Property Owner, (D) a Solvency Certificate, duly executed, from Borrower and each Collateral Property Owner, (E) a certificate, of the sort required by paragraph 3(b) of Section 6.09, containing calculations demonstrating Borrower's compliance, as of the end of the most recently ended calendar quarter with the covenants set forth in Section 8.02 (6) and (7) and
(F) the following with respect to each of the Schedule A Assets then owned by Borrower (other than those that have been encumbered with the Required Banks' consent in accordance with Section 7.06), all of said requirements at Borrower's expense and each in form and substance reasonably satisfactory to Administrative
Agent:

              (1) a mortgage (or deed of trust), assignment of leases and rents and security agreements (each, a "Mortgage" and collectively, the "Mortgages") and related Uniform Commercial Code Financing Statements, each duly executed by the appropriate Collateral Property Owner and in proper form for recording or filing, as the case may be, in the appropriate records;

              (2) an agreement (each, an "Indemnity" and collectively, the "Indemnities") whereby the Banks and Administrative Agent are indemnified regarding Hazardous Materials, duly executed by Borrower and the appropriate Collateral Property Owner;

              (3) a paid title insurance policy, in the amount of the Mortgage, which shall insure the Mortgage to be a valid first lien on the appropriate Collateral Property Owner's interest in the property covered thereby, free and clear of all liens, defects, encumbrances and exceptions except those reasonably approved (in light of the normal and customary Liens, encumbrances and exceptions found on title to comparable regional shopping center properties and not prohibited under Section 7.06) by Administrative Agent, and shall contain (i) a reference to the survey required below but no material survey exceptions, (ii) a pending disbursements clause and
     (iii) such affirmative insurance and endorsements as Administrative Agent may reasonably require; and shall be accompanied by such reinsurance agreements as Administrative Agent may require;

              (4) a current ALTA survey, certified to Administrative Agent and the title insurer, showing (i) the location of the perimeter of the property by courses and distances,

     (ii) all easements, rights-of-way, and utility lines referred to in the title policy required above or which actually service or cross the property (with instrument, book and page number indicated), (iii) the lines of the streets abutting the property and the width thereof, and any established building lines (and that such roads are public roads), (iv) any encroachments and the extent thereof upon the property, (v) locations of all portions (with the acreage thereof also identified) of the property which are located in an area designated as a "flood prone area" as defined by U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 and (vi) all improvements thereon, and the relationship thereof by distances to the perimeter of the property, established building lines and street lines;

              (5) an independent M.A.I. appraisal, which appraisal shall comply in all respects with the standards for real estate appraisals established pursuant to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

              (6) copies of the policies and originals of the certificates of hazard and other insurance required by the Mortgage on such property, together with evidence of the payment of the premiums therefor;

              (7) a detailed report and certification by a properly qualified engineer with regard to Hazardous Materials affecting the property, which shall include, inter alia, a certification that such engineer has obtained and examined a list of prior owners, tenants and other users of the property, and has made an on-site physical examination of the property and improvements thereon, and a visual observation of the surrounding areas, and disclosing the extent of past or present Hazardous Materials activities or of the presence of Hazardous Materials;

              (8) a detailed report from an engineering consultant to the effect that all improvements on the property are in satisfactory condition and enumerating any maintenance or governmental compliance items necessary or expected to be incurred over the remaining term of the Loans and stating the approximate cost thereof;

              (9) copies of any and all certificates of occupancy and similar authorizations required by Governmental Authorities for the use, occupancy and operation of the property and/or the improvements thereon;

              (10) copies, certified by Borrower to be true and complete, of all leases of the property, accompanied by, in the case of such leases as are reasonably requested by Administrative Agent (i) estoppel certificates from the tenants thereunder (to the extent such estoppel certificates are obtainable with Borrower's commercially reasonable efforts, it being understood that if Borrower shall not have obtained any such estoppel certificates using such efforts prior to the granting of the Mortgage, Borrower covenants to continue to use such efforts to obtain such estoppel certificates), (ii) notices of assignment, and (iii) to the extent in Borrower's possession or otherwise obtainable with reasonable effort, current financial statements of the tenants (and guarantors of the tenants' obligations, if applicable) thereunder;

              (11) a copy, certified by Borrower to be true and complete, of any reciprocal easement and operating agreement (and related agreements) affecting the property, together with estoppel certificates with respect thereto from the parties thereto (to the extent such estoppel certificates are obtainable with Borrower's commercially reasonable efforts, it being understood that if Borrower shall not have obtained any such estoppel certificates using such efforts prior to the granting of the Mortgage, Borrower covenants to continue to use such efforts to obtain such estoppel certificates), and, if in Borrower's possession or otherwise obtainable with reasonable effort, current financial statements of such parties;

              (12) copies, certified by Borrower to be true and complete, of all existing contracts providing for the management or leasing of the property or any improvements thereon, together with, in each case, such collateral assignments or "will-serve" letters as Administrative Agent may reasonably require;

              (13) favorable opinions of counsel for Borrower and the appropriate Collateral Property Owner as to (i) the due authorization, execution and enforceability of the Mortgage and Indemnity and (ii) such other matters as Administrative Agent may reasonably request;

              (14) Uniform Commercial Code searches with respect to Borrower and the appropriate Collateral Property Owner and advice from the title insurer to the effect that searches of the proper public records disclose no leases of personalty (other than leases made in the ordinary course of business) or financing statements filed or recorded against Borrower or such Collateral Property Owner or the property covered by the Mortgage, other than those reasonably approved by Administrative Agent;

              (15) good standing, and, if required, foreign qualification, certificates for Borrower and the appropriate Collateral Property Owner from the jurisdiction where the property is located;

              (16) current financial/operating statements, certified by Borrower to be true and complete; and

              (17) such other documents, instruments, materials, opinions or assurances as Administrative Agent may reasonably request.

         SECTION 2.18. Letters of Credit. (a) Borrower, the Banks and Administrative Agent acknowledge that Administrative Agent has issued the following two (2) irrevocable letters of credit for the account of Borrower: No. SBY502898, dated July 22, 1994, in the original amount of $5,654,571, for the benefit of Morgan Guaranty Trust Company of New York, as Trustee, and No. SBY505218, dated August 19, 1997, in the original amount of $3,049,481, for the benefit of Palm Beach County Board of County Commissioners (each, a "Letter of Credit"; said letters of credit, collectively, the "Letters of Credit").

         (b) In connection with each Letter of Credit, Borrower hereby covenants to pay to Administrative Agent the following fees, each payable quarterly in arrears (on the first Banking Day of each calendar quarter): (i) a fee, payable to Administrative Agent for the account of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (ii) a fee, payable to Administrative Agent for its own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum of 0.125%. For purposes of this Agreement, the "Banks' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans less 0.125% per annum. It is understood and agreed that the last installment of the fees provided for in this paragraph (b) with respect to any particular Letter of Credit shall be due and payable on the first day of the calendar quarter following the return, undrawn, or cancellation of such Letter of Credit.

         (c) The parties hereto acknowledge and agree that, immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Bank shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of its Loan, in an amount equal to its Pro Rata Share of such drawing, which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing. Each of the Banks further acknowledges that its obligation to fund its Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive the Banks' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents.

         (d) Borrower agrees, upon the occurrence of an Event of Default and at the request of Administrative Agent, (i) to deposit with Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral shall be held by Administrative Agent as security for Borrower's obligations in connection with the Letters of Credit and (ii) to execute and deliver to Administrative Agent such documents as Administrative Agent requests to confirm and perfect the assignment of such cash collateral to Administrative Agent.


                                   ARTICLE III

                       YIELD PROTECTION; ILLEGALITY; ETC.


         SECTION 3.01. Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

              (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

              (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

              (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

Notwithstanding the foregoing, in the event that any Bank determines that it shall incur Additional Costs in maintaining a LIBOR Loan, such Bank shall provide written notice thereof to Borrower (with a copy to Administrative Agent), which notice shall include the dollar amount of the Additional Costs, and Borrower shall have the option, which option must be exercised within five
(5) Banking Days of Borrower's receipt of such notice, to prepay such LIBOR Loan or to Convert such LIBOR Loan into a Base Rate Loan, subject, however, to the provisions of Section 3.05.

         Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

         Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error.

         To the extent that changing the jurisdiction of a Bank's Applicable Lending Office would have the effect of minimizing Additional Costs, each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

         No Bank shall be entitled to any compensation pursuant to this Section relating to any period more than ninety (90) days prior to the date notice thereof is given to Borrower by such Bank.

         SECTION 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

              (1) Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided in this Agreement; or

              (2) a Bank determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section
     1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans, either (x) prepay the affected LIBOR Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.13.

         SECTION 3.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder, to allow Elections of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan.

         SECTION 3.04. Treatment of Affected Loans. If the obligations of any Bank to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections
3.01 or 3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

         To the extent that such Bank's Affected Loan has been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

         In the event that the conditions giving rise to the suspension of any Bank's obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall provide Borrower with prompt written notice of same (with a copy to Administrative Agent), and such Bank shall again be obligated to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan in accordance with this Agreement.

         SECTION 3.05. Certain Compensation. Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

              (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

              (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.15; or

              (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.15 given or submitted by Borrower.

         Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

         SECTION 3.06. Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

         SECTION 3.07.  Substitution of Banks. If any Bank (an "Affected  Bank")
(i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain a LIBOR Loan as a result of a condition described in Section 3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section
3.02 to be applicable), as the case may be, give notice (a "Replacement Notice") to Administrative Agent (which will promptly forward a copy of such notice to each Bank) of Borrower's intention either (x) to prepay in full the Affected Bank's Notes and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

         In the event  Borrower  opts to give the notice  provided for in clause
(x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.11(a)) terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Notes, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.

         In the event  Borrower  opts to give the notice  provided for in clause
(y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Notes and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Notes plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, substitute Notes shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Notes. The obligations evidenced by such substitute Notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the Laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

         Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.01. Conditions Precedent to the Initial Advance. The obligations of the Banks hereunder and the obligation of each Bank to make Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date each of the following documents, and each of the following requirements shall have been fulfilled:

              (1) Fees and Expenses. The payment of (A) all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) and (B) the fees specified in the Supplemental Fee Letter to be paid on or before the Closing Date;

              (2) Note. The Note for UBS, duly executed by Borrower;

              (3) Financials of Borrower. Audited TRG Consolidated Financial Statements as of and for the year ended December 31, 1997 and unaudited TRG Consolidated Financial Statements as of and for the quarter ended June 30, 1998, each acceptable to the Banks;

              (4) Evidence of Formation of Borrower. Certified (as of the Closing Date) copies of Borrower's certificate and agreement of limited partnership, with all amendments thereto, and a certificate of the Secretary of State of the jurisdiction of formation as to its good standing therein;

              (5) Evidence of All Partnership Action. Certified (as of the Closing Date) copies of all documents evidencing partnership action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by or on behalf of Borrower pursuant to this Agreement;

              (6) Incumbency and Signature Certificate of Borrower. A certificate (dated as of the Closing Date) of the Secretary of the Partnership Committee of Borrower certifying the names and true signatures of each individual authorized to sign on behalf of Borrower;

              (7) Solvency Certificate. A Solvency Certificate, duly executed, from Borrower;

              (8) Opinion of Counsel for Borrower. A favorable opinion, dated the Closing Date, of Miro Weiner & Kramer, counsel for Borrower, as to such matters as Administrative Agent may reasonably request;

              (9)   Authorization  Letter.   The  Authorization   Letter,   duly
     executed by Borrower;

              (10) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

                  (a) All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date, and

                  (b) No  Default  or  Event  of  Default  has  occurred  and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents;

              (11) Supplemental Fee Letter. The Supplemental Fee Letter, duly executed by Borrower;

              (12)   Separation Agreement.   A copy of the Separation Agreement,
     certified by Borrower to be true and complete;

              (13) Evidence of Bond Defeasance. Evidence that at least 65% of the indebtedness represented by the Bonds has been defeased and/or repaid;

              (14) Evidence regarding Specified Credit Facilities. Evidence that the Specified Credit Facilities have been repaid in full and terminated;

              (15) Evidence regarding Schedule A and B Assets. Evidence that the Schedule A Assets and the Schedule B Assets are not subject to any Lien to secure all or any portion of Secured Indebtedness (other than the Woodfield Mortgage Loan, the Stoneridge Mortgage Loan, the Columbus UDAG Loan and the indebtedness described in the chart in the definition of "Unencumbered Wholly-Owned Assets" in Section 1.01);

              (16) Request for Advance. A request for an advance in accordance with Section 2.04;

              (17) Related Bridge Loan Fully Disbursed. The Related Bridge Loan shall have been fully disbursed; and

              (18) Additional Documentation. Such other approvals, opinions or documents as Administrative Agent or any Bank may reasonably request.

         SECTION 4.02. Conditions Precedent to Advances After the Initial Advance. The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

              (1) All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

              (2) No Default or Event of Default shall have occurred and be continuing as of the date of the advance;

              (3) Administrative Agent shall have received a request for an advance in accordance with Section 2.04; and

              (4) In the case of the first such subsequent advance following the consummation of the Unit Redemption Transaction, Administrative Agent shall have received and approved (such approval not to be unreasonably withheld) an amendment and restatement of Borrower's agreement of limited partnership (it being understood that the form of amendment and restatement attached to that certain Interim Agreement dated as of August 17, 1998 among TCI and others is deemed approved).

         SECTION 4.03. Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower that, as of both the date of such request and the date of the advance (1) no Default or Event of Default has occurred and is continuing and (2) if any representation or warranty contained in this Agreement or the other Loan Documents is untrue or incorrect, the condition giving rise to such untruthfulness or incorrectness is not likely to result in a Material Adverse Change.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and each Bank as follows:

         SECTION 5.01. Due Organization. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified as a foreign partnership and in good standing under the laws of each other jurisdiction in which such qualification is required.

         SECTION 5.02. Power and Authority; No Conflicts; Compliance With Laws. The execution, delivery and performance of the obligations required to be performed by Borrower of the Loan Documents does not and will not (1) require the consent or approval of its partners or such consent or approval has been obtained, (2) contravene its partnership agreement, (3) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (4) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (5) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired or
(6) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it where the failure to be in compliance would cause a Material Adverse Change to occur.

         SECTION 5.03. Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

         SECTION 5.04. Litigation. There are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower or any of its Affiliates before any court or arbitrator or any Governmental Authority except actions, suits or proceedings which have been disclosed to Administrative Agent and the Banks in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Notes or to otherwise pay and perform its obligations in connection with the Loans.

         SECTION 5.05. Good Title to Properties. Borrower and each of its Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the June 30, 1998 financial statements referred to in Section 5.13) and, in the case of all of Borrower's shopping center properties, only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

         SECTION 5.06. Taxes. Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

         SECTION 5.07. ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower and the ERISA Affiliates thereof have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and the ERISA Affiliates thereof have met the minimum funding requirements of each under ERISA with respect to the plans of each and there are no unfunded vested liabilities with respect to any plan established or maintained by each; and Borrower and the ERISA Affiliates thereof have not incurred any liability to the PBGC under ERISA.

      SECTION 5.08. No Default on Outstanding Judgments or Orders. Borrower has satisfied all judgments which are not being appealed and is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 5.09. No Defaults on Other Agreements. Except as disclosed to the Bank Parties in writing, including anything disclosed on financial statements, Borrower, to the best of its knowledge, is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. To the best of its knowledge, Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

         SECTION 5.10. Government Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Powers Act or any statute or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

         SECTION 5.11. Environmental Protection. To the best of Borrower's knowledge, none of Borrower's or its Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower that is likely to result in a Material Adverse Change or (2) is likely to result in the imposition of a Lien on any assets of Borrower or its Affiliates, in each case if not properly handled in accordance with applicable Law. To the best of Borrower's knowledge, neither it nor any of its Affiliates is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law.

         SECTION 5.12. Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

         SECTION 5.13. Financial Statements. The TRG Consolidated Financial Statements and TCI Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP, and there has been no Material Adverse Change since the date of such most recently delivered TRG Consolidated Financial Statements or TCI Financial Statements, as the case may be.

         SECTION 5.14. Valid Existence of Affiliates. As of the Closing Date, the only material Affiliates of Borrower which own or lease operating shopping centers or shopping centers under construction are listed on EXHIBIT D. Each such Affiliate is a partnership, limited liability company or joint venture duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each such Affiliate, its correct name, the jurisdiction of its formation and Borrower's percentage of beneficial interest therein are set forth on said EXHIBIT D. Borrower and each of such Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each of Borrower and such Affiliates is duly qualified as a foreign partnership, company or venture to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

         SECTION 5.15. Insurance. Borrower and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

         SECTION 5.16. Schedule A and B Assets. None of the Schedule A Assets or Schedule B Assets is subject to (1) any Lien to secure all or any portion of Secured Indebtedness

(other than the Woodfield Mortgage Loan, the Stoneridge Mortgage Loan, the Columbus UDAG Loan and the indebtedness described in the chart in the definition of "Unencumbered Wholly-Owned Assets" in Section 1.01) or (2) any pledge or agreement not to encumber.

         SECTION 5.17. Accuracy of Information; Full Disclosure. To the best of Borrower's knowledge, neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. To the best of Borrower's knowledge, there is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business, prospects, profits or financial condition of Borrower or the ability of Borrower to perform this Agreement and the other Loan Documents.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS


         So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to any Bank hereunder or under any other Loan Document, Borrower shall:

         SECTION 6.01. Maintenance of Existence. Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign partnership in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

         SECTION 6.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

         SECTION 6.03. Maintenance of Insurance. At all times, maintain and keep in force, and cause each of its Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         SECTION 6.04. Compliance with Laws; Payment of Taxes. Comply in all respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.

         SECTION 6.05. Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof (provided that a representative of any Bank must, at Borrower's request, be accompanied by a representative of Borrower), to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with the independent accountants of Borrower.

         SECTION 6.06. Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest.

         SECTION 6.07. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

         SECTION 6.08. Maintenance of Properties. Do all things reasonably necessary to maintain, preserve, protect and keep its and its Affiliates' properties in good repair, working order and condition.

         SECTION  6.09.  Reporting  and  Miscellaneous   Document  Requirements.
Furnish directly to each of the Banks:

              (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the TRG Consolidated Financial Statements and, following the consummation of the Unit Redemption Transaction, the TCI Financial Statements, in each case as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

              (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), the unaudited TRG Consolidated Financial Statements and, following the consummation of the Unit Redemption Transaction, the TCI Financial Statements, in each case as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

              (3) Certificate of No Default and Financial Compliance. Within forty five (45) days after the end of each of the first three quarters of each Fiscal Year and within ninety (90) days after the end of each Fiscal Year, a certificate of Borrower's chief financial officer or Treasurer (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto, (b) stating that the covenants contained in

      Sections 7.02, 7.03, 7.04 and 7.06 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance) and (c) setting forth the details of all items comprising Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), and Unsecured Indebtedness, each as of the end of such quarter, and Combined EBITDA, Unencumbered Combined EBITDA, Interest Expense, Unsecured Interest Expense and Fixed Charges, each for the twelve
      (12)-month period ending with such quarter;

              (4) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section, a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (3)(b) of this Section to the audited financial statements required by paragraph (1) of this Section (where such information appears in such financial statements);

              (5) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting Borrower which, if determined adversely to Borrower is likely to result in a Material Adverse Change;

              (6) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

              (7) Dispositions or Acquisitions of Assets. Within thirty (30) days after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Borrower's cash management) in excess of $25,000,000, together with, in the case of any acquisition of such an asset, (i) copies of the agreements governing the acquisition,
      (ii) historical balance sheets (to the extent available) and statements of income and cash flows with respect to the property acquired for at least the preceding three (3) years (to the extent available) and Borrower's revenue and expense projections for the property acquired for at least the next five (5) years (all of the foregoing to be in form and detail satisfactory to Administrative Agent), (iii) a certificate, of the sort required by paragraph (3)(b) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth in Section 8.03, which calculations shall demonstrate Borrower's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower, with all covenants enumerated in said paragraph (3)(b) and (iv) such other information relating to the acquisition as Administrative Agent may reasonably request;

              (8) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

              (9) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of any tenant in any property of Borrower or in which Borrower has an interest to which 5% or more of minimum rent payable to Borrower directly or through its Consolidated Businesses or UJVs is attributable;

              (10) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

              (11) Environmental and Other Notices. As soon as possible and in any event within five (5) days after receipt, copies of all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to a situation which is likely to result in a Material Adverse Change;

              (12) Insurance Coverage. Promptly, such information concerning Borrower's insurance coverage as Administrative Agent may reasonably request;

              (13) Separation Agreement. Promptly, any changes in the Separation Agreement or the Unit Redemption Transaction; and

              (14) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower or any properties of Borrower as Administrative Agent may from time to time reasonably request.


                                   ARTICLE VII

                               NEGATIVE COVENANTS


         So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall not do any or all of the following:

         SECTION 7.01. Mergers Etc. Merge or consolidate with any Person (except where Borrower or a Person wholly-owned by Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

         SECTION 7.02. Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an "Investment") if
(1) the Investment is in connection with something other than a retail shopping center and the amount of any single such Investment (or the aggregate amount of any single such Investment together with all related Investments), would exceed 20% of Net Worth, (2) except to the extent permitted by clause (3) below, such Investment constitutes the acquisition of a minority interest in a Person (a "Minority Interest") and the amount of such Investment, together with the value of all other Minority Interests acquired after the Closing Date contributing to Capitalization Value, would exceed 10% of Net Worth or (3) such Investment constitutes the acquisition of a Minority Interest in a regional shopping center or portfolio of regional shopping centers and the amount of such Investment, together with the value of all other such Minority Interests, would exceed 20% of Net Worth. A 50% beneficial interest in a Person, in connection with which the holder thereof exercises joint control over such Person with the holder(s) of the other 50% beneficial interest, shall not constitute a "Minority Interest" for purposes of this Section.

         SECTION 7.03. Sale of Assets. Effect a Disposition of any of its now owned or hereafter acquired assets, including assets in which Borrower owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than 20% of Capitalization Value.

         SECTION 7.04. Interest Rate Hedging. At any time following the date ninety (90) days after the date hereof, permit or suffer more than 25% of Total Outstanding Indebtedness not to be "hedged"; for purposes of this Section, "hedged" shall mean bearing interest at an effective fixed rate, either pursuant to the debt instrument itself or through the operation of a "cap", "collar", "swap" or comparable interest rate protection contract, such debt instrument, or instrument creating the "cap", "collar", "swap" or comparable interest rate protection contract, as the case may be, having an original term of at least twelve (12) months.

         SECTION 7.05. Partnership Committee of Borrower. At any time until the Unit Redemption Transaction has been consummated, permit or suffer the failure or inability of any one or more of (1) TG Partners Limited Partnership and/or Taub-Co Management, Inc., (2) the General Motors Hourly-Rate Employees Pension Trust and/or the General Motors Salaried Employees Pension Trust, directly or indirectly (or a single "GMPTS Transferee," as such quoted term is defined in Borrower's Amended and Restated Agreement of Limited Partnership) and (3) TCI, to designate a majority of Borrower's partnership committee; or, at any time thereafter, permit or suffer the failure or inability of TCI to be the managing general partner of Borrower.

         SECTION 7.06. Disposition or Encumbrance of Certain Assets. Notwithstanding anything to the contrary contained herein, at any time, effect a Disposition of, mortgage, hypothecate or otherwise encumber to secure a Debt (it being understood that, for purposes of this Section, an asset shall be deemed "encumbered" if it is the subject of a pledge or agreement not to encumber), any of the Schedule A Assets or the Schedule B Assets, or any portion of its interest in any of such assets, in any such case, without the prior written approval of the Required Banks, which approval may be granted or denied in the sole and absolute discretion of the Required Banks, provided, however, that (1) such consent shall not be required for the transfer of the Schedule B Assets to GMPT Borrower in connection with the consummation of the Unit Redemption Transaction, including the simultaneous assumption by GMPT Borrower of all of Borrower's obligations in respect of the Related Bridge Term Loan, all as contemplated by the Term Credit Agreement governing the Related Bridge Term Loan and (2) such consent shall not be required for the encumbrance of one or more of the Schedule A Assets or Schedule B Assets to secure, in any such case, a mortgage loan provided that such loan is non-recourse to Borrower and generates proceeds of not less than 60% of the value of the applicable Schedule A Asset(s) or Schedule B Asset(s) (as such values are reflected in the June 30, 1997 Taubman Realty Group Current Value Analysis previously delivered to Administrative Agent) and such proceeds are applied in accordance with Section
2.17 of the Credit Agreement governing the Related Bridge Loan and Section 2.18 of the Term Credit Agreement governing the Related Bridge Term Loan. The Banks acknowledge that the existence of Liens securing the Woodfield Mortgage Loan and the indebtedness described in the chart in the definition of "Unencumbered Wholly-Owned Assets" in Section 1.01 shall not violate this Section.

         SECTION 7.07. Amendments to Separation Agreement. At any time, amend, modify or supplement the Separation Agreement in any material respect without the prior written consent of the Required Banks, which shall not be unreasonably withheld or delayed.

         SECTION 7.08. Certain Restrictions on Activities of TCI. At any time, suffer or permit TCI to incur any Debt in its own name or to own any material assets other than its interests in Borrower and incidental assets or engage in any business other than the ownership of such interests.


                                  ARTICLE VIII

                       FINANCIAL COVENANTS AND ADJUSTMENTS


         SECTION 8.01.  Covenants Prior to Certain Events. Prior to such time as
(a) the Related Bridge Loan has been repaid in full and the loan commitments of the lenders thereof cease to be in effect, (b) (x) the Related Bridge Term Loan has been repaid in full and the loan commitments of the lenders thereof cease to be in effect or (y) the Related Bridge Term Loan has been assumed by GMPT Borrower, as contemplated by the Term Credit Agreement governing the Related Bridge Term Loan, (c) the Loans have become secured, as contemplated by Section
2.17 and (d) the Loan Commitments have terminated, the Notes have been repaid in full and any other amounts owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document have been repaid in full, Borrower shall not permit or suffer:

      (1)  Net Worth.  At any time, Net Worth to be less than $1,000,000,000; or

      (2)  Leverage Ratio.  At any time, Leverage Ratio to exceed 60%; or

      (3) Relationship of Combined EBITDA to Fixed Charges. As of the end of any calendar quarter, the ratio of (i) Combined EBITDA to (ii) Fixed Charges, each for the twelve (12)-month period then ended and taken as a whole, to be less than 1.50 to 1.00; or

      (4) Relationship of Combined EBITDA to Interest Expense. As of the end of any calendar quarter, the ratio of (i) Combined EBITDA to (ii) Interest Expense, each for the twelve (12)-month period then ended and taken as a whole, to be less than 1.85 to 1.00; or

      (5) Relationship of Combined EBITDA to Total Outstanding Indebtedness. As of the end of any calendar quarter, the ratio (expressed as a percentage) of (i) Combined EBITDA for the twelve (12)-month period then ended and taken as a whole to (ii) Total Outstanding Indebtedness as of the end of such calendar quarter, to be less than 13.5%; or

      (6) Payout Ratio. Any Restricted Payment to be made during any of its fiscal quarters, which, when added to all Restricted Payments made during the three (3) immediately preceding fiscal quarters, exceeds 90% of Distributable Cash Flow; provided, however, that Borrower shall be permitted, provided there exists no Event of Default, to make Restricted Payments in excess of 90% of Distributable Cash Flow as may be necessary under Section 857(a) of the Code to maintain TCI's tax status as a real estate investment trust. For purposes of this Article, "Restricted Payment" means any distribution or other payment made by Borrower to its partners, other than distributions pursuant to Section 5.3 of Borrower's agreement of limited partnership; or

      (7) Unsecured Debt Yield. As of the end of any calendar quarter, Unsecured Debt Yield for such calendar quarter to be less than 13%; or

      (8) Relationship of Unencumbered Combined EBITDA to Interest Expense on Unsecured Indebtedness. As of the end of any calendar quarter, the ratio of (i) Unencumbered Combined EBITDA to (ii) that portion of Interest Expense attributable to Unsecured Indebtedness, each for the prior twelve (12)-month period then ended and taken as a whole, to be less than 1.50 to 1.00.

         SECTION 8.02. Covenants Subsequent to Certain Events. Subsequent to such time as (a) the Related Bridge Loan has been repaid in full and the loan commitments of the lenders thereof cease to be in effect, (b) (x) the Related Bridge Term Loan has been repaid in full and the loan commitments of the lenders thereof cease to be in effect or (y) the Related Bridge Term Loan has been assumed by GMPT Borrower, as contemplated by the Term Credit Agreement governing the Related Bridge Term Loan and (c) the Loans have become secured, as contemplated by Section 2.17; and so long as any of the Notes shall remain unpaid, or the Loan Commitments shall remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

      (1)  Net Worth.  At any time, Net Worth to be less than $1,000,000,000; or

      (2)  Leverage Ratio.  At any time, Leverage Ratio to exceed 70%; or

      (3) Relationship of Combined EBITDA to Fixed Charges. As of the end of any calendar quarter, the ratio of (i) Combined EBITDA to (ii) Fixed Charges, each for the twelve (12)-month period then ended and taken as a whole, to be less than 1.40 to 1.00; or

      (4) Relationship of Combined EBITDA to Total Outstanding Indebtedness. As of the end of any calendar quarter, the ratio (expressed as a percentage) of (i) Combined EBITDA for the twelve (12)-month period then ended and taken as a whole to (ii) Total Outstanding Indebtedness as of the end of such calendar quarter, to be less than 11.5%; or

      (5) Payout Ratio. Any Restricted Payment to be made during any of its fiscal quarters, which, when added to all Restricted Payments made during the three (3) immediately preceding fiscal quarters, exceeds 95% of Distributable Cash Flow; provided, however, that Borrower shall be permitted, provided there exists no Event of Default, to make Restricted Payments in excess of 95% of Distributable Cash Flow as may be necessary under Section 857(a) of the Code to maintain TCI's tax status as a real estate investment trust; or

      (6) Collateral Property Debt Yield. As of the end of any calendar quarter, Collateral Property Debt Yield for such calendar quarter to be less than 13%; or

      (7)  Relationship  of Collateral  Property  EBITDA to Interest  Expense on
Loans. As of the end of any calendar quarter, the ratio of (i) Collateral Property EBITDA to (ii) that portion of Interest Expense attributable to the Loans, each for the prior twelve (12)-month period then ended and taken as a whole, to be less than 1.75 to 1.00.


         SECTION 8.03. Certain Pro-Forma Adjustments. For purposes of the calculation of the financial covenants set forth in Sections 8.01 and 8.02, the following adjustments shall be made in the case of each property acquired, or each "property put into service", or each property disposed of, by Borrower during the applicable test period:

              (1) In the case of each property acquired or put into service, the contribution of said property to Capitalization Value shall be the lesser of (a) such property's contribution to Combined EBITDA, annualized based on Borrower's period of ownership or operation, divided by 8.00% or (b) the acquisition cost or cost of the property. In the case of each property disposed of by Borrower during the applicable test period, such property shall be deemed to have made no contribution to Capitalization Value for the applicable twelve (12)-month period.

              (2) In the case of each property acquired or put into service, the contribution of said property to Combined EBITDA shall be an annualized amount based upon the period of Borrower's ownership or operation. In the case of each property disposed of by Borrower during the applicable test period, such property shall be deemed to have made no contribution to Combined EBITDA for the applicable twelve (12)-month period.

              (3) In the case of each property acquired or put into service, the contribution of said property to Interest Expense for the applicable twelve (12)-month period shall be equal to actual interest expense with respect to the Debt incurred or assumed in connection with the acquisition, from the date of the acquisition or the date the asset is put into service until the end of such twelve (12)-month period, annualized. In the case of each property disposed of during the applicable test period, such property shall be deemed to have made no contribution to Interest Expense for such period.

In addition, if any Debt of Borrower is refinanced during an applicable test period, the calculation of Interest Expense shall be adjusted as follows. The contribution of the Debt that was refinanced to Interest Expense for the applicable twelve (12)-month period shall be equal to actual interest expense on the refinanced Debt from the date of the refinancing to the end of such twelve
(12)-month period, annualized.

As used in this Section 8.03, the term "property put into service" means any property that has been opened to the public for business and which has generated revenues for a period of at least thirty (30) days.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

      SECTION 9.01.Events of Default. Any of the following events shall be an "Event of Default":

              (1) If Borrower shall: fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or interest or any other amount due under this Agreement or any other Loan Document or the Supplemental Fee Letter as and when due and such failure to pay shall continue unremedied for two (2) days after notice by Administrative Agent of such failure to pay; or

              (2) If any representation or warranty made by Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

              (3) If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Section 2.17, Article VII or Article VIII or (b) to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement (other than obligations specifically referred to elsewhere in this Section) or any Loan Document, or in the Supplemental Fee Letter or any other document executed by Borrower and delivered to Administrative Agent and/or the Banks in connection with the transactions contemplated hereby and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice by Administrative

      Agent to Borrower thereof (or such shorter cure period as may be expressly prescribed in the applicable Loan Document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

              (4) If either Borrower or TCI shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

              (5) If TCI, Borrower, or any Affiliate(s) of Borrower to which $100,000,000 or more in the aggregate of Capitalization Value is attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which all or a substantial part of its assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (g) suffer any such custodianship, receivership or trusteeship for all or any substantial part of its property, to continue undischarged for a period of sixty (60) days or more; or

              (6) If one or more judgments, decrees or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against either Borrower or TCI, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

              (7) If any of the following events shall occur or exist with respect to Borrower, or any ERISA Affiliate of Borrower: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower or any ERISA Affiliate of Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $50,000; or

              (8) If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange or the American Stock Exchange; or

              (9) If at any time Borrower fails to operate as a real estate operating company for ERISA purposes (within the meaning of C.F.R. ss.2510.3-101); or

              (10) If the Taubman Company Limited Partnership, the entity presently providing property management and leasing services for all the regional shopping center properties in which Borrower has an ownership interest, shall discontinue providing such services for 25% or more of the regional shopping center properties then owned in whole or in part by Borrower;

              (11) If there shall occur an "Event of Default" under any Mortgage (as such quoted term is defined in such Mortgage); or

              (12) If there shall occur an "Event of Default" (i) under the Credit Agreement governing the Related Bridge Loan or (ii) until such time as the Unit Redemption Transaction has been consummated and the Related Bridge Term Loan has been repaid or assumed by GMPT Borrower, under the Term Credit Agreement governing the Related Bridge Term Loan.

         SECTION 9.02. Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by law.


                                    ARTICLE X

                   ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

         SECTION 10.01. Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other Bank). Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and Administrative Agent with respect to Administrative Agent's services hereunder.

         SECTION 10.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the

Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or participation.

         SECTION 10.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not send a notice of Default or acceleration to Borrower without the approval of the Required Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to law.

         SECTION 10.04. Rights of Administrative Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

         SECTION 10.05. Indemnification of Administrative Agent. Each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 12.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to Administrative Agent's Loan or (3) any loss suffered by Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into with Borrower.

         SECTION 10.06. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower (or any Affiliate of Borrower) which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

         SECTION 10.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 10.08. Resignation or Removal of Administrative Agent. Administrative Agent hereby agrees not to unilaterally resign except in the event it becomes an Affected Bank and is removed or replaced as a Bank pursuant to Section 3.07, in which event it shall have the right to resign. Administrative Agent may be removed at any time with or without cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such removal, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks, shall be that Bank then having the greatest Loan Commitment. If no successor
Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 10.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

         SECTION 10.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

         SECTION 10.11. Transfer of Agency Function. Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

         SECTION 10.12. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

         SECTION 10.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to

Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to Administrative Agent the requested form, certification, statement or document.

         SECTION 10.14. Minimum Commitment by UBS. Notwithstanding the provisions of Section 12.05, subsequent to the Closing Date, UBS hereby agrees to maintain a Loan Commitment in an amount no less than $15,000,000, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank of to the Parent or a majority-owned subsidiary of UBS.

         SECTION 10.15. Pro Rata Treatment. Except to the extent otherwise provided, each advance of proceeds of the Loans shall be made by the Banks ratably according to the amounts of their respective Loan Commitments.

         SECTION 10.16. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

         SECTION 10.17. Possession of Documents. Each Bank shall keep possession of its own Notes. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

                                   ARTICLE XI

                              NATURE OF OBLIGATIONS

         SECTION 11.01. Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto, (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations, (3) any exchange or release of any collateral, or of any other Person from all or any of the Obligations or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

         The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

         SECTION 11.02. Non-Recourse to TRG Partners. Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the constituent partners of Borrower or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "TRG Partners") and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners, provided, however, that nothing in this Section shall be deemed to (1) release Borrower from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions, (2) release any TRG Partner from personal liability for its or his own fraudulent actions or fraudulent omissions, (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon any collateral hereafter given for the Loans or any and all of the assets of Borrower (notwithstanding the fact that the TRG Partners have an ownership interest in Borrower and, thereby, an interest in the assets of Borrower) or to name Borrower (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or any collateral hereafter given for the Loans, any of the TRG Partners) as a party defendant in, and to enforce against any collateral hereafter given for the Loans and/or assets of Borrower any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Administrative Agent's and/or Banks' rights against any collateral hereafter given for the Loans or Borrower, but not otherwise) or shall be enforced against the TRG Partners, their successors and assigns, or their assets.


                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01. Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

         SECTION 12.02. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks; or (5) waive any default under paragraph (5) of Section 9.01. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 12.03. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary


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



to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

         SECTION 12.04. Expenses; Indemnification. Borrower agrees to reimburse Administrative Agent on demand for all reasonable costs, expenses, and charges including, without limitation, all reasonable fees and charges of engineers, appraisers and other consultants (provided such other consultants have been engaged with Borrower's consent, not to be unreasonably withheld or delayed; it being understood, however, that Borrower shall have no such right of consent during the existence of an Event of Default) and external legal counsel incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the day-to-day administration or the syndication of the Loans (except as otherwise provided in the Supplemental Fee Letter). Borrower agrees to indemnify Administrative Agent and each Bank and their respective Affiliates, controlling Persons, directors, officers, employees and agents (each, an "Indemnified Party) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses, joint or several, incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower or (y) any third-party claims relating to this Agreement, the Loans, the use of proceeds of the Loans, and the performance by UBS (including as Administrative Agent) or any of its Affiliates of the services contemplated by this Agreement or the Supplemental Fee Letter, and Borrower will reimburse any Indemnified Party for any and all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought to be by or on behalf of Borrower or any of its Affiliates and whether or not any of the transactions contemplated hereby or by the Supplemental Fee Letter are consummated or this Agreement or the Loan Commitments are terminated. Borrower will not be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith or gross negligence or breach of this Agreement.

         In any such action or proceeding Borrower shall have the right to assume the defense thereof and select counsel reasonably acceptable to UBS; however, in no event will such counsel, without the prior written consent of UBS, not to be unreasonably withheld, be counsel to Borrower or to any of its Affiliates.

         Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Borrower or its creditors related to or arising out of or in connection with this Agreement, the Supplemental Fee Letter, the Loans, the use of proceeds of the Loans, any of the transactions contemplated hereby or by the Supplemental Fee Letter or any related transaction or the performance by UBS (including as Administrative Agent) or any of its Affiliates of the services contemplated by this Agreement or the Supplemental Fee Letter, except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith or gross negligence or breach of this Agreement.

         Borrower agrees that, without UBS's prior written consent, which shall not be unreasonably withheld, Borrower will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement (whether or not UBS or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional written release, in form and substance reasonably satisfactory to the Indemnified Parties, of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

         No Indemnified Party shall, without the prior consent of Borrower (not to be unreasonably withheld or delayed) settle or compromise any action or claim for which indemnity has been or could be sought hereunder.

         If (a) an Indemnified Party is requested to appear as a witness in any action brought by or on behalf of Borrower or any of its Affiliates or (b) an Indemnified Party is required to appear as a witness in any action brought against Borrower or any of Affiliates, in either case, in which such Indemnified Party is not named as a defendant, Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and to compensate such Indemnified Party in an amount to be reasonable and mutually agreed upon.

         The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

         SECTION 12.05. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

         Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (the "Participations") subject to Borrower's consent, provided there exists no Event of Default, which consent shall not be unreasonably withheld or delayed. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Section
12.02 without the consent of the Participant.

         Any Bank having a Loan Commitment in an amount exceeding $15,000,000 may at any time assign to any bank or other institution with the acknowledgment of Administrative Agent and, provided there exists no Event of Default, the consent of Borrower, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment, the Assignee's Loan Commitment, and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than $5,000,000. Upon (i) execution and delivery of such instrument,
(ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and (iii) at Administrative Agent's option, payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Bank (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the original Notes. The oblgations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

         Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In addition, such documentation etc. may be exhibited to and retained by Affiliates of a Bank. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also deliver its standard confidentiality statement indicating that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

         Notwithstanding the foregoing provisions of this Section, prior to the consummation of the Unit Redemption Transaction, no Bank shall assign, grant, convey, or transfer all or any portion of or interest (participation or otherwise) in the Loan to any Person if such Person is (i) a greater than 10% partner (determined in accordance with Treasury Regulations Section 1.752-2(d)(1) of the Code) of Borrower (a "Greater than 10% Partner"), (ii) an 80% or greater partner, member or shareholder of any Greater than 10% Partner or
(iii) a person who is under 80% or greater common ownership with (x) a Greater than 10% Partner or (y) a shareholder, member or partner of any Greater than 10% Partner. For purposes of clauses (ii) and (iii), percentage ownership shall be determined pursuant to Sections 267(b) and 707(b) of the Code as modified by Treasury Regulations Section 1.752-4. Any Person described above is referred to as a "Disqualified Person". Any Person who becomes a Bank or Participant in accordance with the terms of this Agreement agrees to be bound by the provisions of this Section and, other than obtaining, in connection with a bankruptcy proceeding of a constituent partner of Borrower, any interest as (a) a partner in Borrower or (b) an 80% or greater interest as a partner, member or shareholder of any partner of Borrower, agrees not to take any action that would make it a Disqualified Person. In addition, during the term of the Loans, any Bank or Participant shall be a "qualified person" within the meaning of Section 465(b)(6)(D)(i) and 49(a)(1)(D)(iv) of the Code.

         SECTION 12.06. Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

         SECTION 12.07. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower by ordinary mail or overnight courier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing and (3) if given by overnight courier, upon receipt.

         SECTION 12.08. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly


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



notify Borrower and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

         SECTION 12.09. Year 2000. Borrower represents, warrants and covenants that Borrower has taken and shall take all action reasonably necessary to assure that its data processing and information technology systems are capable of effectively processing data and information, including dates on and after January 1, 2000, and shall not cease to perform, or provide, or cause any software and/or system which is material to its operations or any interface therewith to provide, invalid or incorrect results as a result of date functionality and/or data, or otherwise experience any material degradation of performance or functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years, and that all such systems shall be reasonably effective and accurate in managing and manipulating data derived from, involving or relating in any way to dates (including single century formulas and multi-century or leap year formulas), and will not cause a material abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate materially incorrect values or invalid results involving such dates. At the request of Administrative Agent, Borrower shall provide Administrative Agent with reasonably acceptable assurance of Borrower's year 2000 capability.

         SECTION 12.10. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         SECTION 12.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         SECTION 12.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         SECTION 12.13. Integration. The Loan Documents and Supplemental Fee Letter set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         SECTION 12.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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



         SECTION 12.15. Waivers. In connection with the obligations and liabilities as aforesaid, Borrower hereby waives: (1) promptness and diligence;
(2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any collateral or exhaust any right or take any action against Borrower or any other Person or any collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower; and
(6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower, either jointly or severally, pursuant to this Agreement or other Loan Documents.

         SECTION 12.16. JURISDICTION; IMMUNITIES. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. BORROWER, ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT. BORROWER, ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO BORROWER, ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED HEREIN. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON CONVENIENS. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER, ADMINISTRATIVE AGENT OR ANY BANK, AS THE CASE MAY BE, SHALL BE BROUGHT ONLY IN A NEW YORK STATE COURT SITTING IN NEW YORK CITY OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

         Nothing  in  this   Section   shall   affect  the  right  of  Borrower,
Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

         To the extent that Borrower, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

         BORROWER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS. IN ADDITION,
BORROWER HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.


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





         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                              THE TAUBMAN REALTY GROUP LIMITED
                              PARTNERSHIP, a Delaware limited partnership



                              By  /s/ Steven Eder
                                  ---------------------------------------
                                  Steven Eder,
                                  -----------
                                  its authorized signatory

                              Address for Notices:

                              c/o The Taubman Company Limited Partnership
                              200 East Long Lake Road - Suite 300
                              Bloomfield Hills, Michigan 48304
                              Attention: Mr. Steven E. Eder


                              with copy to:

                              Miro Weiner & Kramer
                              500 North Woodward Avenue
                              Suite 100 - P.O. Box 908
                              Bloomfield Hills, Michigan 48303-0908
                              Attention: Martin L. Katz, Esq.


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



                              UBS AG, NEW YORK BRANCH
                              (as Bank and Administrative Agent)



                              By  /s/ Tom Curtin
                                  --------------------------------------
                                 Name:  Tom Curtin
                                 Title: Managing Director





                              By /s/ Jeffrey W. Wald
                                 ---------------------------------------
                                 Name:  Jeffrey W. Wald
                                 Title: Executive Director

                              Address for notices and Applicable Lending Office:


                              299 Park Avenue
                              New York, New York 10171
                              Attention: Ms. Xiomara Martez
                              Telephone: (212) 821-3872


                              with copy to:


                              Dewey Ballantine LLP
                              1301 Avenue of the Americas
                              New York, New York 10019-6092
                              Attention: George C. Weiss, Esq.

                                      62